   As filed with the Securities and Exchange Commission on January 10, 2000.

                                                      REGISTRATION NO. 333-91589
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ----------

                          METROCORP BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


              TEXAS                                         76-0579161
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                    Identification Number)


                      9600 BELLAIRE BOULEVARD, SUITE 252
                             HOUSTON, TEXAS 77036
                                (713) 776-3876
             (Address of registrant's Principal Executive Offices)

          METROCORP BANCSHARES, INC. DIRECTOR STOCK OPTION AGREEMENT
      METROCORP BANCSHARES, INC. NON-EMPLOYEE DIRECTOR STOCK BONUS PLAN
             METROCORP BANCSHARES, INC. 1998 STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                                  ----------
                                  DON J. WANG
                            CHIEF EXECUTIVE OFFICER
                          METROCORP BANCSHARES, INC.
                      9600 BELLAIRE BOULEVARD, SUITE 252
                             HOUSTON, TEXAS 77036
                   (Name, and address of agent for service)


                                 713-776-3876
         (Telephone number, including area code, of agent for service)

                                   COPY TO:

                             WILLIAM T. LUEDKE IV
                         BRACEWELL & PATTERSON, L.L.P.
                          SOUTH TOWER, PENNZOIL PLACE
                       711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                (713) 223-2900
                                  ----------

         Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-91589), MetroCorp Bancshares, Inc., a Texas corporation (the "Company"), hereby deregisters 60,000 shares of its common stock, par value $1.00 per share ("Common Stock") issuable under the Company's Non-Employee Director Stock Bonus Plan, heretofore registered.

                         DEREGISTRATION OF SECURITIES

         On November 24, 1999, MetroCorp Bancshares, Inc. (the "Company") registered 380,000 shares of its Common Stock on a Registration Statement on Form S-8 (Registration No. 333-91589) (the "Registration Statement") to be offered pursuant to the Company's Director Stock Option Agreement, the Company's Non-Employee Director Stock Bonus Plan and the Company's 1998 Stock Incentive Plan. The 60,000 shares of Common Stock to be offered pursuant to the Company's Non-Employee Stock Bonus Plan were inadvertently included on the Registration Statement and are being deregistered from the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         MetroCorp Bancshares, Inc., a Texas corporation, (the "Company") hereby incorporates by reference into this registration statement (the "Registration Statement"):

    (i) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

    (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as amended by the Company's Form 10-Q/A filed on January 10, 2000;

    (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    (iv) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Company's Form 10-K/A filed on August 26, 1999;

    (v) the Company's Current Report on Form 8-K dated March 8, 1999 and filed on March 15, 1999; and

    (vi) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Form 8-A, dated December 7, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.3 Form of MetroCorp Bancshares, Inc. Director Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.4 MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.5 First Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

4.6 Second Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

4.7 MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

5 Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

23.1*    Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24*      Power of Attorney (included on page 4).

-----

*Filed Herewith.

                                  SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 10TH DAY OF JANUARY, 2000.

                                          METROCORP BANCSHARES, INC.
                                          (Registrant)

                                          By:/s/ Don J. Wang
                                             -----------------------------------
                                          Don J. Wang
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Don J. Wang and Ruth E. Ransom, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 10TH DAY OF JANUARY, 2000.


         Signature                                Title
         ---------                                -----
/s/ Don J. Wang                     Chairman of the Board, President and Chief Executive Officer
--------------------------                       (Principal Executive Officer)
Don J. Wang


/s/ Ruth E. Ransom                       Senior Vice President and Chief Financial Officer
--------------------------           (Principal Financial Officer/ Principal Accounting Officer)
Ruth E. Ransom

/s/ Helen F. Chen                                         Director
--------------------------
Helen F. Chen

/s/ Tommy F. Chen                                         Director
--------------------------
Tommy F. Chen




                                      -4-




/s/ May P. Chu                                            Director
--------------------------
May P. Chu

/s/ Jane W. Kwan                                          Director
--------------------------
Jane W. Kwan

/s/ George M. Lee                                         Director
--------------------------
George M. Lee

/s/ John Lee                                              Director
--------------------------
John Lee

/s/ David Tai                                             Director
--------------------------
David Tai

/s/ Joe Ting                                              Director
--------------------------
Joe Ting


                                  EXHIBIT INDEX

  Exhibit Number                  Description
  --------------                  -----------

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.3 Form of MetroCorp Bancshares, Inc. Director Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.4 MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.5 First Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

         4.6 Second Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

         4.7 MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         5 Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

         23.1*    Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

         24*      Power of Attorney (included on page 4).

-------------

*Filed Herewith








                                      -6-